ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

PERFORMANCE SHARE UNIT AGREEMENT

THIS PERFORMANCE SHARE UNIT AGREEMENT (this “Agreement”), made this day of June 6, 2008, between Alaska Communications Systems Group, Inc., a Delaware corporation (the “Company”), and [Participant], an employee of the Company.

RECITALS

WHEREAS, the Company maintains the Alaska Communications Systems Group, Inc. 1999 Stock Incentive Plan (the “Plan”) to attract and retain quality management and other personnel and provide its officers and employees with incentives to achieve long-term corporate objectives;

WHEREAS, the Participant is an employee of the Company with responsibility for contributing to the Company’s long-term corporate objectives;

WHEREAS, the Company’s Board of Directors has determined to grant Performance Share Units under the Plan to the Participant on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the various covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

AGREEMENT

1. Issuance of Security.

The Company hereby grants to Participant as of the date hereof a total of [# of shares] Performance Share Units of the Company (“PSUs”), subject to the terms, restrictions and other conditions of this Agreement and the Plan. Any term used herein and not defined shall have the meaning given such term in the Plan.

2. Conversion Rights; Conditions Precedent.

(a) The Participant’s PSUs shall not have any rights of the Company’s common stock, par value $.01 (the “Common Stock”). Without limiting the foregoing, there are no voting rights or dividend rights associated with the PSUs.

(b) PSUs shall be convertible into Common Stock on a one-for-one basis as set forth upon achievement of the milestones set forth in this Section 2; provided, however, no conversion of any PSUs shall occur absent confirmation by the Compensation and Personnel Committee of the Company’s Board of Directors (the “Committee”) that such conversion is consistent with achievement of such milestones.

(c) 50% of the PSUs subject to this agreement shall convert into Common Stock in the event the Participant achieves the milestones (in the judgment of the Committee) specified on Exhibit A hereto under the heading, “Individual Milestones”.

(d) 50% of the PSUs subject to this Agreement shall convert to Common Stock in the event the Company achieves milestones (in the judgment of the Committee) specified on Exhibit A hereto under the heading, “Company Milestones”.

(e) In the event of a Change of Control (as defined in the Plan) that results in the conversion of PSUs, the Participant agrees to sell and the Company shall, in its discretion, purchase for cash or other consideration any shares of Common Stock owned by the Participant as of the Change of Control.

(f) No PSUs or any interest or right therein, or part thereof, shall be liable for the debts, contracts or engagements of the Participant or his/her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), any attempted disposition thereof shall be null and void and of no effect; provided however, that this Section 2(g) shall not prevent transfers by will or by the applicable laws of descent and distribution.

3. Forfeiture of PSUs

Prior to conversion, all PSUs shall be forfeited and cancelled automatically, without any further action by the Company, immediately upon a termination of Participant’s employment with the Company, its Subsidiaries or Affiliates. Notwithstanding anything to the contrary in this Agreement, all PSUs remaining outstanding immediately prior to the closing of the books of the Company on December 31, 2009 shall automatically be cancelled and forfeited without any further action by the Company.

4. Tax Withholding.

Whenever the PSUs convert into Common Stock, the Company will, in lieu of issuing the full number of shares of Common Stock issuable upon conversion of the PSUs, retain a number of whole shares of Common Stock sufficient to cover tax withholding requirements.

5. Book-Entry

The Company shall cause PSUs to be held in the name of the Participant in a book-entry form promptly upon execution of this Agreement. The Company shall not be required to issue or deliver any certificate or certificates representing PSUs. However, if any certificate representing PSUs is issued, such certificate shall bear a legend reflecting the restrictions on such securities.

6. Conditions to Issuance.

The Company shall not be required to issue or deliver any PSUs pursuant to this Agreement prior to:

(i) completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Board shall, in its sole discretion, deem necessary or advisable; and

(ii) obtaining of any approval or other clearance from any state or federal governmental agency which the Board shall, in its sole discretion, determine to be necessary or advisable;

6. No Right to Continued Employment.

Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in the employment or other service of the Company, any Parent or any Subsidiary or shall interfere with or restrict in any way the rights of the Company, any Parent or any Subsidiary, which are hereby expressly reserved, to discharge the Participant at any time for any reasons whatsoever, with or without cause.

7. Performance Shares Subject to Plan.

Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Company’s Secretary.

8. Miscellaneous.

(a) This Agreement may be executed in one or more counterparts, all of which taken together will constitute one and the same instrument.

(b) The terms of this Agreement may only be amended, modified or waived by a written agreement executed by both of the parties hereto.

(c) The validity, performance, construction and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

(d) This Agreement and the Plan constitute the entire agreement between the parties hereto with respect to the Performance Shares Award granted herein.

(e) Except as otherwise herein provided, this Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and of Participant and Participant’s personal representatives.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

By:

PARTICIPANT

[NAME]

By: ELECTRONIC SIGNATURE*

*To sign the Agreement, please click the “Click to Sign” button below. As the Participant, your electronic signature has the same legal force and effect as your written signature.